EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Viatel, Inc. of our report dated April 19, 2000 relating to the financial statements of New Comms.UK (a fully integrated business of AT&T Corp.), as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998, which appears in the Viatel, Inc. Report on Form 8-K/A dated May 12, 2000.

/s/  PricewaterhouseCoopers

PricewaterhouseCoopers
London, United Kingdom
November 21, 2000


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